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                                                                  Exhibit 10.13


                  KEY EMPLOYEE SALARY CONTINUATION AGREEMENT

          AGREEMENT, dated as of the 11th day of December 1997 between REPUBLIC AUTOMOTIVE PARTS, INC., a Delaware corporation (the "Company"), and Thomas J. Rutkowski (the "Executive").

                              W I T N E S S E T H:

          WHEREAS, the Company considers it essential to the best interests of the Company and its stockholders that its management be encouraged to remain with the Company and to continue to devote full attention to the Company's business in the event an effort is made to obtain control of the Company through a tender offer or otherwise;

          WHEREAS, in this connection, the Company recognized that the possibility for a change in control and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders;

          WHEREAS, the Company's Board of Directors (the "Board") has accordingly, determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Company;

          WHEREAS, the Executive is a key employee of the Company;

          WHEREAS, the Company believes the Executive has made valuable contributions to the productivity and profitability of the Company;

          WHEREAS, should the Company receive any proposals from a third person concerning a possible business combination with, or acquisition of equity securities of, the Company, the Board believes it imperative that the Company and the Board be able to rely upon the Executive to continue in his position, and that the Company be able to receive and rely upon his advice, if so requested, as to the best interests of the Company and its stockholders without concern that he might be distracted by the personal uncertainties and risks created by such a proposal; and

          WHEREAS, should the Company receive any such proposals, in addition to the Executive's regular duties, he may be called upon to assist in the assessment of such proposals, advise management and the Board as to whether such proposals would be in the best interests of the Company and its stockholders, and to take such other actions as the Board might determine to be appropriate;

          NOW, THEREFORE, to assure the Company that it will have the continued undivided attention and services of the Executive and the availability of his



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advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive agree as follows:

          1. Services During Certain Events.

          In the event a third person begins a tender or exchange offer, circulates a proxy to stockholders, or takes other steps seeking to effect a Change in Control (as hereafter defined), the Executive agrees that he will not voluntarily leave the employ of the Company, and will render the services contemplated in the recitals to this Agreement, until the third person has abandoned or terminated his or its efforts to effect a Change in Control or until after such a Change in Control has been effected. In the event that the Executive breaks his obligations under this paragraph, he shall forfeit his rights to the benefits conferred hereby (which forfeiture shall constitute the sole remedy of the Company for such breach). The Company shall promptly notify the Executive if and when it receives knowledge that steps are being taken to effect a Change in Control.

          2. Change in Control.

          For the purposes of this Agreement, "Change in Control" shall have the same meaning as is set forth in Section 1.2 of the Republic Automotive Parts, Inc. Stock Compensation Plan as adopted by the Shareholders on April 27, 1989.

          3. Circumstances Triggering Receipt of Benefits.

          The Company shall provide the Executive with the benefits set forth in
Section 5 immediately upon any "Involuntary Termination" of the Executive's employment by the Company within one year following a Change in Control. "Involuntary Termination" shall mean the termination of the Executive's employment with the Company during such period (a) by the Company unless the termination is: (i) by reason of the Executive's death or (ii) by reason of the Executive's inability by reason of illness or other physical and mental disability to perform his duties for any consecutive 180 day period or (iii) termination upon the Executive's reaching the normal retirement age specified in the Company's Retirement Plan; (b) by such Executive after any reduction in his base salary, any material reduction in his fringe benefits, his relocation to a location outside a 50 mile radius of his current office without his consent, or a material decrease in his responsibilities or authority or any other material adverse change in the condition of his employment.

          4. Notice of Termination.

          Any termination of the Executive's employment with the Company by the Company or by the Executive, in each case as contemplated by Section 3, shall be communicated by written "Notice of Termination" to the other party hereto.


          5. Benefits.


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          Subject to the conditions set forth in Section 3, the following benefits (subject to any applicable payroll or other taxes required to be withheld) shall be paid to the Executive: (a) the Company shall continue paying such Executive's then current annual base salary for a period of one year following such termination, such amount to be in addition to any other coverage, fringe benefits, payments and distributions to which such Executive is entitled; and (b) all Stock Options granted to such Executive which the Executive shall not then have been entitled to exercise shall be accelerated immediately prior to or concurrently with the occurrence with the change in control and the optionee shall have the right to exercise all such options. Notwithstanding clause (a) above, beginning six months following termination from the Company, benefits otherwise provided by clause (a) shall be reduced dollar for dollar for any benefits of the nature provided by clause (a) that are received by the Executive from another employer.

          6. Continuing Obligations.

          In order to induce the Company to enter into this Agreement, the Executive hereby agrees that all documents, records, techniques, business secrets and other information which have come into his possession from time to time during his employment hereunder, shall be deemed to be confidential and proprietary to the Company and the Executive further agrees to retain in confidence any confidential information known to him concerning the Company and its subsidiaries and their respective businesses so long as such information is not publicly disclosed.

          7. Successors.

          (a) The Company will require any successor controlled by the Company's Board of Directors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to allow substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the benefits provided by Section 5 from the Company in the same amount and on the same terms as the Executive would be entitled hereunder upon Involuntary Termination within one year following a Change in Control as provided in Section 3, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of the Involuntary Termination. As used in the Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amounts are payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there be no such



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designee, to his estate.

          8.      Notices.

          For purposes of this Agreement, notices and all other communications provided herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:
                           Thomas J. Rutkowski
                           1215 Arrowhead Drive
                           Brentwood, TN 37027

                  If to the Company:
                           Republic Automotive Parts, Inc.
                           500 Wilson Pike Circle, Suite 115
                           Brentwood, TN
                           Attention: Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          9. Governing Law.

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

          10. Miscellaneous.

          Except as provided in Section 13, no provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior subsequent time. This agreement supersedes all prior agreements with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

          11. Separability.

          The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          12. Non-assignability.

          This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this agreement or any



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rights or obligations hereunder, except as provided in Section 7. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

          13. Termination; Modification.

          The Company may terminate or modify this agreement at any time by written notice of such termination or modification given to the Executive; except that no such termination or modification shall be made, and if made shall have no effect, (a) within one year after the Change in Control in question, (b) following a termination of employment as contemplated by Section 3, or (c) during any period of time when the Company has knowledge that any third person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, the third person has abandoned or terminated his efforts to effect a Change in Control. Any decision by the Board made in good faith as to the nature of any steps taken by such third person or as to whether the third person has abandoned or terminated his efforts to effect a Change in Control shall be conclusive and binding on the Executive.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                                     REPUBLIC AUTOMOTIVE PARTS, INC.

                                     By /s/Keith M. Thompson
                                        --------------------------------------
                                     President & Chief Executive Officer


                                     EXECUTIVE

                                     By /s/Thomas J. Rutkowski
                                        --------------------------------------




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